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RENT-A-CENTER, INC.

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MAY 2017 Driving Value for Investors

Safe Harbor Forward-Looking Statements This presentation and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company's current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company's business segments; the Company's chief executive officer and chief financial officer transitions, including the Company's ability to effectively operate and execute its strategies during the interim period and difficulties or delays in identifying and/or attracting a permanent chief financial officer with the required level of experience and expertise; failure to manage the Company's store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions, including capacity-related outages, caused by the implementation and operation of the Company's new store information management system, and its transition to more-readily scalable, “cloud-based” solutions; the Company's ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; disruptions in the Company's supply chain; limitations of, or disruptions in, the Company's distribution network; rapid inflation or deflation in the prices of the Company's products; the Company's ability to execute and the effectiveness of a store consolidation, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company's available cash flow; the Company's ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company's brand; uncertainties regarding the ability to open new locations; the Company's ability to acquire additional stores or customer accounts on favorable terms; the Company's ability to control costs and increase profitability; the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company's ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the Rent-to-Own industry; the Company's compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company's ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company's stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company's effective tax rate; fluctuations in foreign currency exchange rates; the Company's ability to maintain an effective system of internal controls; the resolution of the Company's litigation; and the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Use of Non-GAAP Financial Measures This presentation refers to EBITDA (earnings before interest, taxes, depreciation and amortization), and free cash flow (EBITDA less cash taxes, interest, capital expenditures, plus stock-based compensation expense and plus (less) the net decrease (increase) in net working capital), which are non-GAAP financial measures as defined in Item 10(e) of Regulation S-K. Management believes that presentation of these non-GAAP financial measures in this presentation are useful to investors in their analysis of the Company’s projected performance in future periods. This non-GAAP financial information should be considered as supplemental in nature and not as a substitute for or superior to the historical financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similar measures presented by other companies. Please see the Company’s earnings press releases dated February 13, 2017 and May 1, 2017 for non-GAAP reconciliation of diluted earnings per share excluding special items and consolidated adjusted EBITDA in the applicable quarterly periods which were used to calculate the sequential improvements contained in this presentation. The Company has not quantitatively reconciled differences between EBITDA or free cash flow and their corresponding GAAP measures for 2018 and 2019 projections due to the inherent uncertainty regarding variables affecting the comparison of these measures. Additional Information and Where to Find It The Company, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at Rent-A-Center’s 2017 Annual Meeting. On April 27, 2017, the Company filed its definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) with respect to its 2017 Annual Meeting. The Company’s stockholders are strongly encouraged to read the Proxy Statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information. Additional information regarding the identity of participants, and their direct or indirect interests (by security holdings or otherwise) is set forth in the Proxy Statement. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at the Company’s website at www.rentacenter.com, by contacting the Company’s Investor Relations at 972-801-1100 or by contacting the Company’s proxy solicitor, Okapi Partners LLC, toll free at 1-877-259-6290.

Rent-A-Center strategic roadmap Driving value for investors 1 2

Unlike many other retailers today, the challenges RAC faces are well understood and largely correctable. Several pillars of our strategic plan represent a return to what has made us a strong franchise historically. The Board helped management create the plan and is already overseeing its execution. The Board is confident that these actions will restore growth and profitability for the benefit of all stockholders.

RAC Holds a Strong Position in a Growing and Attractive Industry 2012-2015 industry CAGR of 4.1% RAC commands 1/3rd share of > $9bn industry Market leader in the growing RTO industry1 1 Association of Progressive Rental Organizations Large portion of recurring weekly/monthly revenue Ability to generate strong free cash flow Advantaged retailing model with recurring revenue and cash flow Dependable access for cash and credit constrained consumers Flexible purchase options with risk-free returns Unique value proposition that improves the lives of customers Decisive actions to restore long-term growth Operational initiatives and management changes underway Clear roadmap for renewed growth and profitability in the Core Early innings of serving an addressable market of +50mm domestic financially underserved customers Growth opportunities with ANow, Omni and E-comm Strong growth prospects in emerging RTO channels Significant depth of customer knowledge Nature of model insulates against competition Minimal Amazon threat vs. other retail sectors Unparalleled track record of serving a defensible segment Well-positioned to restore growth, improve profitability and create long-term value for all stockholders

RAC Has Two Strong Platforms Providing an Exceptional Value Proposition to Customers and Retailers No credit needed Serves nearly everyone Never goes on credit report No long-term obligation Delivery and service included at no additional cost Flexible payment options Low losses of ~3% 70% repeat customers 1 2 3 4 5 ~$565k per location in annual revenue 6-8x productivity vs. all competitors Low capital investment Provides incremental revenue for the retailer Industry-leading approval rates Serves both the banked and unbanked Mid-teens operating margins Only player offering staffed and unstaffed model 6 7 8 1 2 3 4 5 6 7 8 Core U.S. Acceptance Now

RAC’s Value Proposition Delivers Customer Satisfaction and Ownership To believe in and empower those striving to enjoy the American dream, but have limited or no credit to get the big-ticket items they want, when they want, with the payment plans they need Purpose Access Affordability Flexibility Immediacy Safety Value Proposition To replace credit with TRUST We see a fairer world where more people have more opportunities to pursue their dreams for a better life Mission

Enhance value proposition and facilitate ownership Optimize partner relationships Centralize account management Grow ANow unstaffed solutions Enhance decision engine Leverage technology investments Build digital capabilities to support omni-channel platform Expand ANow to new channels, customers and products Pillars of the Strategic Plan Enhance value proposition and facilitate ownership Optimize product mix Stabilize and upgrade the workforce Improve account management Drive efficiencies in-store Optimize footprint Pillar #1: Strengthen the Core Pillar #2: Optimize and Grow Acceptance Now Pillar #3: Embrace Technology and Channel Expansion Our unique physical assets and brand strength in the Core are a key enabler of our strategic plans in other channels Mission: Be the preferred provider of durable goods for cash and credit-constrained consumers

PILLAR #1: STRENGTHEN THE CORE

Enhance Value Proposition

Creates clear path to ownership

Initiatives	Rationale
• Reestablished 2x2 matrix as foundational pricing strategy • Most terms reduced by 30%, with additional term strategies for products with shorter lifecycles • Adjusted previously rented product terms to better reflect value based on age, condition and lifecycle • Improved early payout options to promote ownership	• Shorter terms matched with key psychological price points enhances chance of ownership • Increase rate of ownership from 25% to 40% • Provides the profit turns necessary for the Company's business model • Expand return on investment from 2.7x to 3.0x • **Run-rate EBITDA improvement: ~$65mm***

Before

- ✗ Elongated terms create distorted path to ownership
- ✗ Fatigue from long terms lead to returns and unfavorable aging idle inventory

After

- ✓ Rates, terms and purchase options with a clear path to ownership
- ✓ Improve cash flow through increased inventory turns

** Represents 2018-2019 estimated annual impact; Non-GAAP measure*

8

PILLAR #1: STRENGTHEN THE CORE

Optimize Inventory Mix

Expand selection of aspirational "Better/Best" products most desired by customers

Initiatives

- Targeting 65% of inventory mix made up of Better/Best products vs. 45% currently
- Results in higher ticket and improved economics
- Immediate opportunity within furniture category
- New assortments should drive towards fully optimized idle composition by early 2018
- **Run-rate EBITDA improvement: ~$40mm***

Historical, current and future optimized idle mix


Good
Better
Best
~65%
38%
39%
23%
55%
22%
23%
35%
30%
35%
2013
2016
2018

Increasing assortment of Better and Best products expected to create demand

** Represents 2018-2019 estimated annual impact*; Non-GAAP measure

9

PILLAR #1: STRENGTHEN THE CORE Stabilize and Upgrade Workforce Initiatives Stabilization Rollout FLEX Rollout Hourly coworker mix by position Monthly employee turnover (annualized) Following a part-time labor initiative launched in 2015, the Core U.S. channel experienced elevated turnover throughout 2016 High turnover diminishes ability to create lasting relationships with customers To stabilize organization, some part-time labor is being replaced by full-time labor in most stores Coworker mix has shifted from 39% part-time during FLEX to 26% post immediate stabilization Employee turnover has dropped for five consecutive months since the initiative’s launch Expected increase in labor costs will be offset by improved execution (sales, service, collections) Additionally, RAC is intensifying focus on coworker development and talent improvement Run-rate EBITDA improvement: ~$20mm* * Represents 2018-2019 estimated annual impact; Non-GAAP measure Store-level turnover has dropped for five consecutive months since launching this initiative Increase the mix of full-time positions to improve customer relationships

PILLAR #1: STRENGTHEN THE CORE Improve Account Management * Represents 2018-2019 estimated annual impact; Non-GAAP measure Run-rate EBITDA improvement: ~$35mm* Ensure coworkers follow proven processes to collect payments or products Lower delinquency rates by focusing on training, tools and incentives to resolve store-level execution issues Process Thorough rental agreement verifications and approvals Incentives Incentive compensation moving to bottom line profitability Training Focus on fundamentals of relationship and account management Tools Improved POS Accountability Clearly communicated expectations and regular follow-up

Initiatives to improve underperforming stores Underperforming stores expected to show signs of a turnaround by the end of 2017 or will be evaluated for rationalization PILLAR #1: STRENGTHEN THE CORE Drive Efficiencies in-Store People Filling open positions and right-sizing number of employees in all stores Product Launched store inventory health reporting for visibility and ownership Created Acceptance Now returned inventory transfer “rules” and are testing redistribution Take action to move through idle inventory faster Launched Better/Best replenishment and new assortment tests Operations Launched closed Wednesday and adjusted opening hours test in select stores Retraining District Managers on RTO business fundamentals and will implement better follow-up tools

PILLAR #1: STRENGTHEN THE CORE Optimize Physical Footprint Brick-and-mortar network provides foundation for omni-retailing practices to drive growth at store level and across other channels Key areas of focus Strategically, the B&M store footprint provides critical support to RAC’s ANow and eCommerce operations B&M stores will be increasingly utilized as hubs in e-commerce fulfilment Provides operating leverage on store operating costs, while also reducing the required amount of supply-chain related investment Person-to-person relationship that B&M RTO transactions are based on is particularly well suited to franchising Commissioning an external consultant to create a plan for franchising B&M as a primary part of corporate strategy Committed to developing capabilities needed to become a world class franchisor (e.g., marketing, branding, technology integration, etc.) Our lease structures, with an average lease of < 5-years, will provide the flexibility required to proactively manage our footprint RAC will prepare a store optimization plan for execution upon giving our turnaround efforts an opportunity to make a meaningful impact Opportunity to reduce store footprint and square footage Continue to explore possible overhead cost and headcount efficiencies Rationalize undeforming brick-and-mortar stores Adapt footprint to changing supply chain requirements Franchise strategy

Initiatives PILLAR #2: GROW ANow Enhance Value Proposition Rationale Shorten terms to reduce time to ownership and risk of transaction fatigue Calibrate early purchase option structures to support retention and incentivize ownership Implement more granular pricing to account for product category differences Pursue total cost of ownership and rate structures that meet return hurdles while providing customers more choice Increase exposure to RTO and conversion of approved consumers Increase overall ownership rate and incentivize profit maximizing behaviors (duration, early purchase option, etc.) Drive higher customer satisfaction, generate repeat usage and increase customer lifetime value Limit negative impact on Core RTO from returned ANow product Improve capital efficiency and accelerate cash flow Align partners more tightly with ANow and maximize value of B2B relationships Help customers achieve ownership to improve profitability

PILLAR #2: GROW ANow Optimize Key Retail Partner Relationships Better align ANow relationship investment with partner expectations Ensure that ANow has access to 100% of RTO segment within retail partner Pair higher degree of program customization with superior high-service staffed model to create premier RTO offering Create ongoing “win-win-win” outcomes that strengthen relationships Re-design program to formally offer multiple relationship options with varying service levels Continue to negotiate exclusivity arrangements with critical retail partners National accounts is a huge scale opportunity Pilots underway with national retailer More aggressively pursue program modifications (e.g., initial payment amounts, sales promotions, risk sharing, etc.) Review relationships on an ongoing basis to identify appropriate adjustments Conn’s exit cash flow positive, sends message Deliver improved service and profitability ANow’s staffed model delivers superior volumes and service versus competitors Initiatives Rationale

PILLAR #2: GROW ANow Focus on Growth-Enabling Capabilities Centralized collections and a revitalized unstaffed model will allow the business to pursue both new partner growth and the optimization of its existing locations Ensures consistent process execution and creates path for rapidly improving efficacy of account management Enables in-store staff to focus on selling and driving volume; similar to retail partners’ selling culture More dynamically manages account and collection strategies and increases portfolio performance Consolidates accounts from multiple partners, lower costs to serve Centralized function is a key enabler of unstaffed ANow Direct locations Positions business to more effectively scale, including with large retail partners (500+ locations) Allows ANow access to a greater portion of its addressable market (i.e., partners ill-suited for staffed model) Creates opportunity to increase labor productivity in lower volume locations or off-peak times Positions business to more effectively scale at substantially lower cost with faster speed to market Only RTO operator in the industry that can offer a retailer a staffed or unstaffed model Centralized account management Building out unstaffed capabilities (ANow Direct)

PILLAR #2: GROW ANow Enhance Decision Engine and Risk Analytics Enhancements to business rules, fraud triggers and approval amounts Reduce losses and increase ownership Key benefits Recent enhancements Reduced losses Consistent risk assessment policies and strategies across all Acceptance Now locations (and eventually brick and mortar “B&M” locations) Systematic learnings Data / experience can be translated to other markets (partner or customer) and industry verticals New potential opportunities / applications for RTO transactions Improved decision making Data from applications / approvals can be leveraged to create decision-making tools (decision trees, settlement structures, etc.) Tools can expand Decision Engine and Risk Analytics beyond Rent-to-Own originations to post-sale account management and store-level decision making Customer experience Data-driven application / verification process eliminates time-consuming manual verification processes such as calling landlords or references Customer Approval Model (CAM) Proprietary scoring model predicts outcomes using a vast aggregation of data attributes Optimal approval amount determined for each consumer based upon their profile Fraud detection Customers using “synthetic” identities more likely to be declined New rules implemented always consider personally identifiable information consistency and other identity verification data Better segmentation between in-store customers (lower fraud risk) and online customers (higher fraud risk) Approval rate / amount “shaping” Decision Analytics team constantly monitors approval rates and approval amount distributions Adjustments are made to ensure distributions fit within the prescribed shape for optimal portfolio performance

Data landscape PILLAR #3: EMBRACE TECHNOLOGY & CHANNEL EXPANSION Leverage Technology Investments Invest in operations infrastructure that is secure, stable and sufficiently flexible E-commerce Launching an improved enterprise data platform over the next 12 months Enhances data access and shared functionality for all business systems and channels Cloud adoption Asset management Coworker empowerment Mobile apps Security Enabling Digital Capabilities Technology Modernization Infrastructure Optimization Supports Rent-A-Center brand and brick and mortar channel Establishes foundation for future platforms and serves as a way to gain new customers Transitioning major operational and functional systems to cloud-based technology Improves quality, scale and flexibility of all channels, now and in the future Developing new systems for product service and inventory redistribution Reducing working capital investment and optimizing inventory Using modern tools to increase coworker collaboration and productivity Leads to better teamwork and a more effective workforce Convenience of accessing accounts when and where customers want Features include mobile wallet, additional payment options, click-to-pay and incentives/offers Enhanced security measures to prevent intrusions and better detect threats Greater protection of computer systems against cyber risk

PILLAR #3: EMBRACE TECHNOLOGY & CHANNEL EXPANSION Build Digital Capabilities to Support Omni-Channel Platform Investments in digital capabilities that will enable a seamless customer experience across channels, markets, retailers, products, and brands Cloud-based POS and account management platforms deploying in 2017-18 will help employees make decisions that lower losses and operating costs Greater customer insights will be gained through advanced tracking of customers in stores Digitally-enabled brick and mortar platform Extended aisle, to be delivered in 2018, provides more choice to the cash and credit constrained consumer New customer acquisition channel (60-70% of e-commerce transactions are from new customers) E-commerce build out E-commerce and mobile apps launching in 2017 enable end-to-end RTO transactions anytime and anywhere A direct-to-consumer model with “endless aisle”, delivered in 2018, will drive digital revenue growth and new customers True direct-to-consumer RTO Improves payment optionality Anytime, anywhere access, allowing consumers to manage agreements, request support, etc. Millennial engagement Mobile App Rollout Digitally-enabled brick-and-mortar and true direct-to-consumer RTO

Opportunities PILLAR #3: EMBRACE TECHNOLOGY & CHANNEL EXPANSION Expand to New Channels, Customers and Products Leverage approval capabilities and digitally-driven customer engagement platform across verticals RTO offering can compete dynamically for the business of higher credit score individuals who simply want to enjoy goods through “user-ship” (i.e., rent-to-rent / subscription models) New products, offerings, services Creating digital channel where customers access supplier merchandise directly Low-cost, exponentially scalable model Enhanced profitability opportunity for RAC Acceptance Now can expand RTO’s addressable market Opportunities for expansion, enabled by advanced customer approval amounts tied to the unique characteristics of retailers, geographies, and products Potential to expand unstaffed model to new and existing retail partners Access new markets Serve all customers with greater product selection Deploy direct-to-consumer RTO RAC has the assets to leverage and technology strategies underway for a winning omni-channel offering Open omni-channel opportunities for RAC to offer the RTO value proposition to a broader group of customers Unstaffed RTO models Centralized account management Decision engine and risk analytics Optimized physical footprint RTO expertise Digital capabilities and technology investments

Unlike many other retailers today, the challenges RAC faces are well understood and largely correctable. Several pillars of our strategic plan represent a return to what has made us a strong franchise historically. The Board helped management create the plan and is already overseeing its execution. The Board is confident that these actions will restore growth and profitability for the benefit of all stockholders.

Rent-A-Center strategic roadmap Driving value for investors 1 2

Rent-A-Center is Executing on a Strategic Plan to Improve Operations and Drive Value for All Stockholders On April 10, 2017, Rent-A-Center announced a comprehensive strategic plan to restore long-term growth, drive improved profitability and maximize value for all stockholders. The plan aims to drive near-term operational improvements as well as longer-term growth and profitability. Strengthening the Core U.S. Business Optimizing and Growing Acceptance Now Leveraging Technology to Expand into New Channels Optimize merchandise mix Stabilize and upgrade workforce Improve account management Drive efficiencies in store Optimize footprint Enhance value proposition and facilitate ownership Optimize partner relationships Centralize account management Grow ANow unstaffed solutions Enhance decision engine Leverage technology investments Build digital capabilities to support omni-channel platform Expand ANow to new channels, customers and products

The Strategic Plan Offers a Clear Path to Value Creation Metric* 2018 Target range 2019 Target range Revenue growth Low single digits Mid single digits EBITDA margin 7.5% - 8.5% 9.5% - 10.5% Free cash flow $70 - $90 million $110 - $130 million EPS $1.20 - $1.40 $2.00 - $2.25 In conjunction with the release of the strategic plan, the Company publicly set 2018 and 2019 financial targets, signaling to stockholders a vote of confidence from the Board and Management team in the Company’s ability to execute on the plan and create significant value for all stockholders. Note: Free cash flow defined as EBITDA less cash taxes, interest, capital expenditures, plus stock-based compensation expense and plus (less) the net decrease (increase) in net working capital *Includes non-GAAP measures

Same store sales Core U.S. same store sales improved by 140 bps sequentially in Q1 2017 ANow same stores sales improved by 120 bps sequentially in Q1 2017 Inventories Core U.S. held for rent inventory declined 9.5% sequentially in Q1 2017, demonstrating progress on moving older, promotional inventory through the system faster and upgrading the assortment to more aspirational “better/best” products Adjusted EBITDA Consolidated adjusted EBITDA increased by $23.4 million sequentially in Q1 2017 Earnings per share Diluted earnings per share excluding special items improved by $0.27 sequentially in Q1 2017 Delinquencies Sequential reduction in delinquencies for March 2017 of 140 bps, to 6.1%, in the Core U.S. segment Sequential reduction in delinquencies for March 2017 of 40 bps, to 8.8%, in the ANow segment Co-worker turnover Co-worker turnover of 83.7% in March 2017, a 10.4 percentage points improvement versus the prior year Debt reduction Debt was reduced by approximately $72 million sequentially in Q1 2017 Progress on the Turnaround is Already Evident Note: Includes non-GAAP measures Current results of the strategic plan The Board and Management Team have moved swiftly to implement these decisive actions and have already started to realize the benefits of the strategic plan in the Company’s operating performance. Significant progress is well underway in the operational turnaround.

Independent Research Analysts Support the Strategic Plan and Believe Mr. Speese and the Board are the Right Team to Execute Strategy “We believe Rent-A-Center’s better-than-expected 1Q-2017 results demonstrate the company’s turnaround is progressing nicely under recently installed Chairman and CEO Mark Speese.” - Loop Capital Markets, 2 May 2017* “Our long-term thesis is that CEO Speese is the right person (and maybe the only person) able to execute the long-term business plan to improve the U.S. Core (core) and AcceptanceNow (ANow) businesses. We are heartened to see that the company is already making some changes to its business in order to reduce returns, increase retention, and increase the velocity of merchandise flowing through its system.” - Raymond James, 20 April 2017* *Permission to use quotation neither sought nor obtained. “…the strategic plan seems well designed, with heavy emphasis on the elements that have historically made Rent-A-Center’s brick-and-mortar model very successful…we are pleased that our channel work suggests that the portions of the plan that have been implemented are having a positive impact on the fundamentals of the business.” - Northcoast Research, 11 April 2017* “We consider the quarter to be a step in the right direction as RCII begins to execute on its recovery strategy. Positives included an EPS beat and return to adjusted EPS profitability, sequential improvement in comps at both segments and improving credit trends at the core.” - Jefferies, 3 May 2017*

Mr. Speese is Committed to Leading the Company Forward

Cumulative total stockholder returns[1]



Rent-A-Center
S&P 500
3,000%
2,500%
2,000%
1,500%
1,000%
500%
0%
+2,571% during Mr. Speese's time in management
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16

Revenues ($mm)



CAGRs
$126
66.2%
$1,602
7.9%
$2,339
3.2%
$2,732
1.6%
$2,963
1995
2000
2005
2010
2016

Successes under Mark's leadership

Core U.S.

- National RTO platform and brand
- ~1/3rd U.S. market share
- Improve lives of millions of customers

Acceptance Now

- Approaching $1.0bn annual revenue
- ~1,200 staffed locations
- Industry-leading unit productivity
- Recent wins in national accounts

Stockholder returns

- Total stockholder returns (1995-2016) of 1,074% vs. 632% for the S&P 500
- Under Speese leadership (1995-2013) total stockholder returns of 2,571% vs. 467% for the S&P 500
- Returned ~$1.6 billion in capital to stockholders through dividends and stock repurchases

As a founder, Mr. Speese brings unparalleled knowledge of the business and the Rent-to-Own industry, and is best positioned to lead the Company to deliver stockholder value

[1] Represents the total stockholder return from Rent-A-Center's (RCII) IPO on 1/25/95 to the end of each year indicated

27

Engaged Capital is a Short-Term Focused Activist Hedge Fund with a History of Destroying Stockholder Value Engaged Capital is a short-term focused activist Average holding period of just ~13 months for the ten prior activist campaigns from which Engaged has exited1 Engaged Capital has a consistent track record of destroying stockholder value Companies at which Engaged secured a Board seat underperformed the S&P 500 by 7.8% from the time of the new directors’ appointments2 If those companies that have been sold are removed from the analysis, the underperformance relative to the S&P 500 grows to 20.7%2 Engaged Capital is pursuing a campaign for its own benefit, and only its own benefit, which does not maximize value for all stockholders Engaged Capital has built its position while Rent-A-Center’s shares are trading at multi-year lows A sale does not maximize value for Rent-A-Center stockholders, but in fact usurps their opportunity to share in the value creation of the strategic plan Engaged Capital’s nominees add no incremental skills to the current Board and generally lack the management and retailing experience required to best serve Rent-A-Center stockholders In stark contrast to our three highly-qualified and very experienced nominees, Engaged Capital’s nominees lack the necessary and relevant experience to shape the Company’s strategy 1 Uses stake at 13F reporting dates to determine ownership; campaigns at: Volcano Corp., Silicon Image, Rentech, Outerwall, Oplink Communications, HeartWare International, Boulder Brands, Big 5 Sporting Goods, Aerovironment, Abercrombie & Fitch; 2 Calculated as total compound shareholder return from the time of Engaged settlement agreement stipulating Board representation through the present (or, in the case of a sale, through the closing date), including dividend reinvestment; Companies: Abercrombie & Fitch, Benchmark Electronics, HeartWare International, Jamba, MagnaChip Semiconductor, Medifast, Outerwall, Rentech, Rovi, SunOpta, TriMas Engaged Capital has a track record of running short-term attacks on companies using aggressive rhetoric and dubious claims with a poor history of generating stockholder value

Engaged Capital’s only proposal is to pursue an opportunistic, self-serving sale process at a time when Rent-A-Center’s shares are trading at multi-year lows and the Company is undergoing a significant operational transformation Engaged Capital has not proposed any plans to improve operations at Rent-A-Center in its thinly-veiled attempt to quickly flip the Company, which would transfer the upside of the strategic plan from current stockholders to opportunistic potential buyers The Board rejects Engaged Capital’s claim that now is the time for a process or a potential sale of the Company The Board regularly evaluates opportunities to drive enhanced stockholder value and assesses them against a range of strategic options, is well advised and highly aware of the industry and prospects for the Company The Board believes the strategic plan has the potential to deliver substantially more value to stockholders than conducting a sale process at this time The election of Engaged Capital’s nominees would limit the value creation opportunity for all Rent-A-Center stockholders and adversely affect the execution of the strategic plan The Company has held extensive discussions with Engaged Capital in an effort to maintain a constructive dialogue and reach a resolution that would avoid the disruption and expense of a contested election Engaged Capital has repeatedly been unwilling to negotiate and is attempting to advance its own interests at the expense of all other stockholders Engaged Capital rejected the Board’s settlement offer for two Board seats Engaged Capital is Seeking a Sale of the Company at the Expense of Other Rent-A-Center Stockholders A sale now would be at the expense of all other Rent-A-Center stockholders by transferring upside from our strategic plan to opportunistic potential buyers

Engaged has Demonstrated No Understanding of the Business and Has Offered No Operating Plan Rent-A-Center has a comprehensive turnaround plan focusing on all aspects of the business Plan was created via a deliberative, introspective process that involved the input of the entire Board and senior management team Plan includes specific actionable items that the Company will pursue in each of its segments to turn the business around and drive value for all stockholders Plan is being implemented by an experienced, independent, and diverse Board that is committed to driving change and progress Engaged Capital has not demonstrated an understanding of Rent-A-Center’s business, industry or the stockholder value potential Engaged Capital’s only proposal is to sell the Company, and yet it has not presented a single transaction for the Company to consider Engaged Capital’s rhetoric around a sale of the Company does not offer a view on operating strategy Selling the Company today would deprive stockholders of the significant potential value creation that is achievable under the current strategic plan The only idea that Engaged Capital can offer is to attempt to sell the Company in a disruptive process Stockholders have a choice: a comprehensive strategic action plan proposed by Rent-A-Center’s Management and Board, or alternatively an opportunistic and self-serving sale process suggested by Engaged Capital. Rent-A-Center Board and Management: Comprehensive Turnaround Strategy Engaged Capital: No Operating Plan, No View on Strategy

Current position: Chief Executive Officer and Founding Member of Brown Equity Partners Age: 56 Previous experience: Lead Director of Medifast since 2015 Director of Outerwall for five months in 2016 Director of RCS Capital Corp. from 2014 until 2016 Founding Partner of Forrest Binkley & Brown, a venture capital and private equity firm, from 1993 until 2007 Engaged Capital’s Director Nominees do not Bring Incremental Expertise or Experience to the Rent-A-Center Board Jeffrey J. Brown No public company CEO / CFO experience No retail operating experience As a Director, oversaw RCS Capital Corp. during the two years leading into the company’s filing for Chapter 11 bankruptcy in 2016 Also oversaw RCS Capital Corp. during its settlement with the Massachusetts Secretary of the Commonwealth, Securities Division in 2015 Realty Capital Securities, a subsidiary of RCS Capital Corp., was charged with fraudulently casting stockholder proxy votes Realty Capital Securities paid a $3mm fine and voluntarily withdrew its broker-dealer licenses in Massachusetts and all other state and federal jurisdictions Background Red flags

Mitchell E. Fadel Engaged Capital’s Director Nominees do not Bring Incremental Expertise or Experience to the Rent-A-Center Board (cont’d) Spearheaded several implementation and operational missteps Smartphone rollout / purchasing mismanagement Inventory misalignment toward “Good” vs. “Better / Best” products Overly-promotional pricing cadence Loosened account management standards and customer contact policies Initial in-store labor model changes that negatively impacted customer service and co-worker stability ANow 90-day “same-as-cash” rollout resulted in a material reduction in operating margins Expansion of ANow into less productive retail partners and segments Adds no incremental expertise to existing Board Rent-A-Center Board requested his resignation from the Board Current position: Unemployed Age: 59 Previous experience: President of U.S. Pawn at EZCORP for 15 months beginning in 2015 President and COO of RAC from 2002 until 2015 Director of RAC from 2000 until 2013 Background Red flags

Current position: Director of Research at Engaged Capital Age: 38 Previous experience: Associate Analyst / Senior Consumer Analyst at Relational Investors from 2002 until 2012 Engaged Capital’s Director Nominees do not Bring Incremental Expertise or Experience to the Rent-A-Center Board (cont’d) Christopher B. Hetrick No public company management experience No public company board experience No retail or operating experience Background Red flags

Rent-A-Center Director since 1990 Founder of the Company CEO since January 2017 Previously served as CEO from 2001-2014 President from 1990-1999, COO from 1994-1999 Owns approximately 2.6% of Rent-A-Center’s shares outstanding Rent-A-Center Director since 2006 Chairman and CEO of RadioShack Corporation from 1998-2005, President from 1993-1998 Chairman and CEO of Shoney’s, Inc. from 1990-1993 President and CEO of Arby’s from 1984-1990 Current director of J.C. Penney and Texas Health Resources Rent-A-Center Director since 2007 Managing Director at technology-focused venture capital firm, Thayer Ventures Executive Vice President and CFO of Sabre Holdings from 1998-2009 Vice President of Corporate Development and Treasurer at American Airlines from 1995-1998 Former director of Travelocity.com and Getty Images Rent-A-Center’s Nominees Offer a Diverse Mix of Skills and Expertise and are Best Positioned to Oversee Continued Progress Chairman and Chief Executive Officer Unparalleled knowledge of the business and Rent-to-Own industry Extensive operations experience Strong strategic vision for the Company Critical link between management and Board, enabling oversight of the Company with the benefit of management’s perspective on the business Independent Director Compensation Committee Chair Extensive CEO and governance experience in retail sector Brings a unique perspective on retail marketing to the Board and offers significant financial expertise Multiple public and private board experiences Independent Director Audit and Risk Committee Chair Broad operating and strategically oriented experience Established reputation for leading teams, developing and sustaining business partnerships and identifying strategic opportunities Multiple public and private board experiences in a variety of industries C-suite experience RAC’s nominees have and will continue to take decisive actions on behalf of stockholders Mark Speese Jeffery Jackson Leonard Roberts

Rent-A-Center’s Remaining Directors Consist of Independent, Highly Qualified Individuals with Skills that Support the Strategy Rent-A-Center Director since 2005 Chair of the Nominating and Corporate Governance Committee Member of the Compensation Committee 30 years of marketing and management experience, most recently serving as senior executive for the southwest region of The Home Depot (2003-2004) Executive in Residence at the University of North Texas as a professor of marketing and retailing Serves on Board of Directors of The Crane Group Michael Gade Independent Director Rent-A-Center Director since 2016 Member of the Audit and Risk Committee Partner at the Mayfield Fund, a Silicon Valley based early stage venture capital firm VP of Corporate Development and Strategy at Twitter, Inc. (2014-2015) Head of Corporate Development at Square, Inc. (2012-2014) Co-founder and VP of Business Development at FanSnap (2007-2011) Rishi Garg Independent Director Rent-A-Center Director since 2013 Chair of the Finance Committee Member of the Audit and Risk Committee 20-year career with PepsiCo/Yum Brands President of Yum Mexico (2001-2011) President of Yum Europe (2000-2001) President of Yum Southern Africa (1998-2000) Serves as an advisor to a number of private equity groups regarding investments in Latin America Serves on Advisory Board of Grupo Nutresa (COL) Steven Pepper Lead Independent Director Rent-A-Center Director since 1995 Member of the Compensation Committee Member of the Nominating and Corporate Governance Committee Vice Chairman of the Board of Intrust Financial Corporation since 1993, Chairman of the Board (1981-1993) J.V. Lentell Independent Director

PLEASE VOTE FOR THE SUPERIOR RENT-A-CENTER BOARD SLATE ON THE WHITE PROXY CARD TODAY and discard any proxy card sent by Engaged Capital Rent-A-Center’s Board and Management Represent Best Path Forward to Drive Value for ALL Stockholders The comprehensive strategic plan outlined by Rent-A-Center’s Board and Management team represents a compelling long-term value creation opportunity for all stockholders The Board is prepared to execute its strategic plan expeditiously and with a high degree of confidence, and believes its plan will restore growth and profitability for the benefit of all stockholders The Board and Management team are confident that the Company’s compelling slate of nominees is better qualified to lead the strategic direction and execute on our plan than Engaged’s nominees The Board unanimously recommends that stockholders vote FOR Rent-A-Center’s three highly-qualified candidates, Mark Speese, Jeffery Jackson and Leonard Roberts, for the three Class II Director positions to be elected at the Company’s Annual Meeting The election of Engaged Capital’s nominees would limit the value creation opportunity for all stockholders and adversely affect the execution of the strategic plan that is currently underway Engaged Capital’s rhetoric over the past several months is devoid of any mention of a detailed and viable strategic plan for Rent-A-Center, consistent with their unwillingness to negotiate or engage in constructive dialogue with the Company